Exhibit 99.1

NEWS RELEASE

Independent Bank Corporation
230 West Main Street
Ionia, MI 48846
616.527.5820

For Release:              Immediately

Contact:                         William B. (Brad) Kessel, President and CEO, 616.447.3933
Robert N. Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION RESUMES
PAYMENTS ON TRUST PREFERRED SECURITIES

IONIA, Mich., Aug. 29, 2013 — Independent Bank Corporation (NASDAQ: IBCP) (the "Company") announced today that it brought current the interest payments that it had previously been deferring on the Company's subordinated debentures issued to IBC Capital Finance II (NASDAQ: IBCPO), IBC Capital Finance III, IBC Capital Finance IV and Midwest Guaranty Trust I.

The aggregate, net amount that was deposited with the trustees of the related trust preferred securities was $8.3 million, including all deferred interest and the amount of interest due and payable on the next succeeding interest payment date with respect to each of the subordinated debentures.  Those trustees have been directed to distribute those funds to the holders of the applicable trust preferred securities on the next scheduled distribution date, as applicable.  Those holders will be given notice of the scheduled payments by the respective trustees.

Regularly scheduled interest payments and related trust preferred distributions were deferred in December 2009, although the Company continued to accrue for the obligations.  The Company intends to resume the regular interest payment schedule after the distributions described above.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.1 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation currently operates a 71-branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  www.IndependentBank.com.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of Independent Bank Corporation to meet the objectives of its capital plan, the ability of Independent Bank to remain well-capitalized under federal regulatory standards, the pace of economic recovery within Michigan and beyond, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.